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                                                                   EXHIBIT 10.68

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT effective this 31st day of December, 2001 ("Effective Date"), by and between Charles Beasley, a resident of Monroe County, Indiana, ("Employee"), and Syndicated Food Service Group, Inc., a Delaware corporation ("Employer");

                                  WITNESSETH:

         WHEREAS, Employer and its direct and indirect subsidiaries are engaged in the food service business;

         WHEREAS, Employee has been employed by Beasley Food Service, Inc., which merged with and into Employer, and has substantial business experience and contacts in Employer's business and related business skills which can continue to be utilized in Employer's business;

         WHEREAS, Employer has undergone a change in control and desires to continue to employ Employee, and Employee desires to be employed by the Employer and its affiliates, upon the terms and conditions set forth below; and

         WHEREAS, as a material inducement and a condition to Employer and its parent entity Syndicated Food Service International, Inc. f/k/a Floridino's International Holdings, Inc. ("SFSI") entering into an Agreement and Plan of Merger and Reorganization with different parties, including Employer ("Merger Agreement") and the other agreements referred to therein and consummating the transactions contemplated therein, Employee and Employer execute and deliver this Agreement and Employee agrees to the terms, covenants and conditions provided herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties covenant and agree as follows:

         1.       TERM OF EMPLOYMENT

         The term of Employee's employment under this Agreement shall begin on the Effective Date and end December 31, 2006 (the "Term") and shall be automatically renewed for successive one (1) year terms unless either party gives to the other written notice one hundred twenty (120) days prior to the end of the Term or any successor Term that it desires to terminate this Agreement.

         2.       COMPENSATION

         During the Term, Employer agrees to pay Employee, as compensation for the services of Employee, as set forth herein, as follows:

         (a) Annual Salary. For the faithful performance of the services to be rendered by Employee during the Term, Employer shall pay Employee a sum ("Base Salary") at the rate of $150,000.00 per annum payable bi-weekly or on such other time as Employer shall pay its other executives (but no less frequently than monthly).

         (b) Expense Reimbursement. Employee will be reimbursed no less frequently than monthly for all business expenses he reasonably incurs on behalf and in furtherance of Employer's business in accordance with such rules, regulations and procedures applicable to executive and managerial employees generally as Employer may establish and publish from time to time and provided Employee submits vouchers for such expenses.

         (c) Payroll Deductions. Employer may make appropriate deductions from the payments described in "(a)", "(d)" and "(e)" in this Section 2 to Employee to comply with all governmental withholding requirements or payroll deduction elections made by Employee.

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         (d)      Bonus Compensation. During each calendar year of the Term
beginning with the 2002 year, Employer will pay Employee an annual bonus ("Formula Bonus") for each calendar year during the Term computed in accordance with the formula provided in Schedule 2(d) attached. Ninety percent (90%) of the Formula Bonus is payable within thirty (30) days after the end of each calendar year, based upon Employer's internal financial reports for that year, with the balance payable upon completion of Employer's annual audit but in no event later than one hundred twenty (120) days after the end of the calendar year.

         (e) Other Benefits. Employer shall provide Employee with such benefits provided to its management personnel as determined by Employer's Board of Directors from time to time in its sole discretion; provided that, Employer shall provide a health insurance benefit comparable to any health insurance benefit provided by Beasley Food Service, Inc. immediately prior to the date hereof. In addition, Employer will continue to pay premiums at levels currently in place on insurance on life of Employee on the policy issued by Northwestern Mutual Life Insurance Company, until the earlier of the termination of this Agreement or June 23, 2005, subject to the provisions of Section 5 below.

         (f) Vacation. During each calendar year of the Term beginning with the 2002 year, Employee shall be entitled to five (5) weeks of annual paid vacation to be taken at such times as are consistent with the needs of Employer. Unused vacation days for any year of the Term may be accrued by Employee and taken in later years in addition to the vacation applicable to the later year. Employee will provide Employer with one (1) month advance notice of any vacation of more than one (1) week's duration.

         3.       DUTIES

         (a) Duties. Employee accepts employment with Employer as general branch manager and regional procurement director and agrees to act in such capacity on the terms and conditions herein set forth, and further agrees that during the Term, he will devote his full business time and attention to the rendition of services on behalf of Employer or any affiliates of Employer as determined by its Board of Directors or an officer designated by it ("Designee"). Employee shall not, during the Term, be engaged in any other business activity. Without diminishing the obligations of Employer hereunder, Employer understands that Employee owns a facility in Jasonville, Indiana, which may be utilized in the processing of food for sale or distribution and acknowledges that Employee's ownership of that facility and the conduct of food processing operations at the facility do not, in and of themselves, constitute or amount to a breach of this Agreement or conflict with any of the terms of this Agreement.

         (b) Policies. Employee agrees that in the rendition of services under this Agreement, and in all aspects of his employment, he will comply with such reasonable policies, standards and regulations of the Employer as are from time to time established by Employer and noticed to Employee.

         (c) Office and Support. Employee will based in, and perform his employment duties out of, Employer's subsidiary facility in Bloomington, Indiana, subject to the provision at the conclusion of this Section 3(c), or such other facility of Employer or any of its affiliates as indicated by the Designee. Employer will provide Employee with an office and support staff so that Employee may comfortably and efficiently discharge the duties of his employment. Employee shall not be responsible for performance of the duties customarily performed by a controller. Employer will invest sufficient working capital during the course of the year so that, subject to the general conditions, by December 31, 2002 the annualized gross revenues will be $24,000,000. Employee shall perform duties for Employer at places other than Bloomington, Indiana as indicated by Employer; provided that Employee shall not be required to be absent from Bloomington, Indiana for more than forty-five (45) weekdays during any year of the Term; absences in excess of that number of days will be subject to separate agreement which will require Employer to fund travel costs for Employee's spouse.

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         (d)      Reporting. During the Term, Employee will report to the
Designee, who initially is William Keeler. Unless Employer and Employee agree in writing to other arrangements, all directions and communications from Employer to Employee will be handled by the Designee.

         4.       FEES AND INVENTIONS

         All fees, compensation, monies and other things of value received or realized as a result of the rendition of services by Employee shall belong to or be paid and delivered to Employer. Employee agrees that any inventions, patents, or copyrights related to Employer's business which are conceptualized, realized, or otherwise developed by Employee during the Term shall be deemed to be the property of Employer and Employee shall deliver and otherwise turn over such property to Employer.

         5.       TERMINATION OF EMPLOYMENT

         (a) Termination by Employer. Employer has the right to terminate this Agreement, at any time in its sole discretion without prior notice (except as may be specifically provided below) (i) for "Cause" or (ii) without Cause for any or no reason, subject to the provisions of Section 5(d) hereof.

         "Cause" as used herein means the occurrence of one or more of the following events:

                  (i) In the event Employee shall be adjudicated guilty of fraud, dishonesty or other acts of misconduct in the rendering of services on behalf of Employer by final judgment of a court of competent jurisdiction;

                  (ii) In the event Employee shall fail or refuse to faithfully or diligently perform the provisions of this Agreement or the usual and customary duties of his employment as set forth in this Agreement and the same is not cured within ten (10) days from notice thereof;

                  (iii) In the event Employee breaches any of the covenants provided in this Agreement;

                  (iv) In the event Employee shall become (without having obtained the prior written consent of the Employer) a holder of five (5%) of the issued and outstanding voting securities of a Competitor of Employer, a director of a Competitor of Employer, or an officer, agent, consultant or employee of a Competitor or breaches Section 6 or 7 below, it being understood that a "Competitor" is a business in the wholesale food distribution business and that commencement or continuation of manufacturing operations at Employee's facility in Jasonville, Indiana shall not be deemed Cause under this Section 5(a)(iv); or

                  (v) In the event of any wilful or repeated failure to comply with any of the rules and policies legally established by Employer.

         (b) Termination by Employee. Employee has the right to terminate this Agreement (i) by prior written notice to the Company at any time for "Good Reason", or (ii) with ninety (90) days prior written notice to Employer for an effective date of termination to occur after the eighteen (18) months anniversary from the Effective Date ("Restrictive Term") for any or no reason (a "Voluntary Termination"). Notwithstanding anything to the contrary contained herein, Employer may accelerate the effective date of Voluntary Termination to any date including, but not limited to, the date on which notice from Employee is received by Employer. Following a notice of Voluntary Termination, Employee agrees to fulfill his duties hereunder and shall cooperate fully in completion and turnover of all matters involving Employee until such termination becomes effective, unless otherwise consented to by Employer.

         "Good Reason" as used herein shall mean (other than as a result of Employee's failure to perform his duties and responsibilities in accordance with this Agreement) (i) a material reduction in, or the assignment of duties to the Employee which would be materially inconsistent with, the Employee's responsibilities, duties and authorities described

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herein or (ii) the non-payment by Employer to Employee of Base Salary or Formula
Bonus. In order to be qualified as Good Reason, the events described in subparagraphs (i) and (ii) above shall continue unremedied for a period of twenty (20) business days after Employee has given written notice to Employer specifying in reasonable detail the relevant acts or omissions of type described in this paragraph. It is expressly understood and agreed that unless Employee provides the written notice described in the immediately preceding sentence within twenty (20) business days after Employee knows or has reason to know of the occurrence of any act or omission of the type described in this paragraph, Employee shall be deemed to have consented thereto and such particular act or omission shall no longer constitute or be capable of constituting Good reason for purposes of this Agreement.

         (c) Illness or Disability. In the event of illness or other incapacity which continues for a period of more than thirty (30) days or for the aggregate of ninety (90) days during a three hundred sixty (360) day period, Employer shall have the right, on ten (10) days notice to Employee, to terminate this Agreement. In such event, the Employer shall be obligated to pay to Employee any accrued and unpaid Base Salary up to the date of termination. However, if prior to the date specified in such notice, Employee's illness or incapacity shall have terminated, and he shall have taken up and performed his duties as required hereunder, Employee shall be entitled to resume employment hereunder as though such notice had not been given.

         (d)      Effect of Termination.

                  (i) In the event that this Agreement is terminated by Employer with Cause or if there is a Voluntary Termination by Employee, then the Employer shall have no further obligations hereunder or otherwise with respect to Employee's employment hereunder, except for payment of the Base Salary and benefits accrued until the date of termination.

                  (ii) In the event that Employer terminates this Agreement without Cause or if Employee terminates this Agreement for Good Reason, Employee shall be entitled to receive (A) Base Salary for the remainder of the Term, (B) Formula Bonus for the year of termination; and (C) continuing health care coverage for the balance of the Term and life insurance premium payments under
Section 2(e) above. It is understood that items (A) and (B) will be payable at the same time as when it would otherwise become payable hereunder.

         Notwithstanding any termination of this Agreement for any reason, Employee's obligations set forth in Sections 6, 7 and 8 survive termination.

         (e) Penalty for Termination by Employee During the Restrictive Term. In the event that for any reason, other than for Good Reason, Employee terminates this Agreement during the Restrictive Term, all obligations of Employer under this Agreement shall terminate and Employee shall be obliged to pay Employer the sum of $200,000 ("Early Termination Fee"). It is expressly acknowledged by Employee, that in the event that any Early Termination Fee is owed by him to Employer, Employer and its affiliates have the right, but not the obligation, to offset such amount from any amounts owed by Employer and/or its affiliates to Employee under a certain Promissory Note, dated the Effective Date in the original principal amount of $1,266,420, a copy of which is attached hereto as Exhibit A.

         6.       COVENANT NOT TO SOLICIT

         (a) Covenant Period. During the Term and for four (4) years thereafter ("Covenant Period"), Employee covenants that he shall not, directly or indirectly, induce, influence, combine or conspire with, or attempt to induce, influence, combine or conspire with any of the officers, directors, consultants, agents or employees of Employer to terminate their employment with or compete against (i) Employer, or (ii) any of its present or future subsidiaries, affiliates, successors or assigns, or (iii) any of the customers of Employer to terminate their relationship with Employer. During the Term and Covenant Period, Employee covenants that he shall not, directly or indirectly, divert or attempt

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to divert any or all of such customers' business with Employer or with any of its present or future subsidiaries, affiliates, successors or assigns.

         (b) Employees. The term "employees" of Employer as used in this Agreement shall include any full time, part time or contract employee of Employer, or any of its subsidiaries or affiliates engaged in the wholesale food distribution business.

         (c) Customers. The term "customers" of Employer as used in this Agreement shall be defined and construed to mean any and all persons, firms, corporations, partnerships, associations or other entities with which Employer has dealt in the usual course of the wholesale food distribution business (as defined in Section 7 below),"notwithstanding that such persons, firms, corporations, partnerships, associations or other entities may have been induced to become customers and give their patronage to Employer by the efforts and solicitations of Employee, or someone acting on his behalf, either during the usual hours of employment of Employee or otherwise.

         7.       COVENANT NOT TO COMPETE

                  Employee acknowledges that Employer is in a competitive business with a national and international market, and that the public perception of Employee's continued and exclusive association with Employer under this Agreement is of a high degree of importance to Employer. Therefore, during the longer of (a) the Term and a period of four (4) years immediately after the termination hereof for any reason or (b) five (5) years immediately after the termination hereof for any reason whatsoever ("Non-Compete Period"), subject however to the provisions of Section 5(c) above, Employee shall not engage or be interested, directly or indirectly, whether alone or together with or on behalf of or through any other person or entity, whether as sole proprietor, partner, stockholder, agent, officer, director, employee, technical advisor, lender, trustee, beneficiary, or otherwise, in any phase of any business any part of which consists of the sale and distribution (including related transportation) through salespersons or showroom facilities to restaurants, cafes bars, hotels, schools, colleges and institutions (as the word "institutions" is customarily defined in the wholesale grocery business), of foods, packaged or otherwise, groceries, restaurant supplies and equipment such as cookware, glassware and dinnerware, smallwares and other commercial kitchen equipment, janitorial supplies, paper products, consumable store or supplies of every nature and description purchased or purchasable by such customers, or the manufacture of any such products or of design services for restaurant construction or remodeling and restaurant furniture, fixtures and equipment ("wholesale food distribution business"); including any business of a kind in whole or in part similar to the wholesale food distribution business that may be engaged in by Employer or any of its affiliates during the Non-Compete Period in any State where Employer conducts its wholesale food distribution business through maintenance of a warehouse or by location of a customer where food is delivered ("Territory"); (ii) divert, solicit or take away any customers of Employer, or any employee of Employer, for the purposes of engaging in any activities competitive with the wholesale food distribution business of Employer anywhere within the Territory; or (iii) attempt to convert or solicit any client or staffing person with which Employee has had any contact as a result of Employee's relationship with Employer, its subsidiaries, affiliates and related companies.

         8.       CONFIDENTIALITY

         (a) Confidential Information. In the course of Employee's employment, Employer may disclose or make known to Employee, and Employee may be given access to or become acquainted with, certain information, trade secrets or both, including but not limited to procedures, formulations, methods, systems, documentation, facilities, policies, marketing, pricing, customer lists and leads, and other information and know-how, all relating to, or useful in, Employer's business and which Employer considers proprietary and maintains confidential (collectively "Confidential Information"). Confidential Information shall not include information which Employer releases to the public or is otherwise in the public domain.

         (b) Disclosure. During the Term and at all times thereafter, Employee covenants that he shall not in any manner, either directly or indirectly, divulge, disclose or use, except in the course of performing his duties and obligations to Employer under this Agreement, any Confidential Information or proprietary data of Employer which

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Employee is aware of or becomes aware of, whether in the course of performing obligations under this Agreement or otherwise through his relationship with Employer, its current or future subsidiaries or affiliates, without the prior written consent of Employer. Information in the public domain or disclosed pursuant to valid subpoena, court order or order of administrative agency shall not be considered to be disclosed in violation of this Agreement provided that Employee gives Employer notice of the relevant subpoena or order in advance of disclosing the information

         (c) Return of Materials. All equipment, documents, memoranda, reports, records, files, materials, samples, books, correspondence, hard drives, disks, lists, other written and graphic records, and the like (collectively, "Materials"), affecting or relating to the business of Employer or its subsidiaries and/or affiliates, which Employee shall prepare, use, construct, observe, possess or control shall be and remain Employer's sole property or in Employer's exclusive custody and must not be removed from the premises of Employer except as directed by Employer's Board of Directors in writing. Promptly upon termination of employment for any reason whatsoever or otherwise upon request of any officer of Employer, the Materials and all copies thereof in the custody or control of Employee shall be immediately delivered to Employer.

         9.       ENFORCEABILITY OF RESTRICTIVE COVENANTS

         The parties intend that the covenants contained in Sections 6, 7 and 8 shall be construed as a series of identical (other than as to geography) separate covenants as to each state, possession and territory of the United States of America. If, in any judicial proceedings, a court shall refuse to enforce any of the other separate covenants deemed included in those sections, then such unenforceable covenant shall be amended to relate such lesser period or geographical area as shall be enforceable or, if deemed appropriate by such court, deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced or enforceable. In the event Employer should bring any legal action or other proceeding against Employee for enforcement of Sections 6, 7 or 8, the calculation of the Non-Compete Period shall not include the period of time commencing with the filing of legal action or other proceeding to enforce Sections 6, 7 or 8 through the date of final judgment or final resolution, including all appeals, if any, or such legal action or other proceedings.

         10.      INJUNCTION.

         Employer and Employee recognize and acknowledge that a breach by Employee of any of the covenants contained in Section 6, 7 and 8 of this Agreement may cause irreparable harm and damage to Employer, the monetary amount of which may be virtually impossible to ascertain. As a result, Employee recognizes and acknowledges that Employer may be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Sections 6, 7 and 8 of this Agreement by Employee, his employees, associates, partners or agents, either directly or indirectly, and that the right to injunction is in addition to, and not in lieu of, any other remedies Employer may have either in law or in equity.

         11.      THIRD PARTY BENEFICIARY.

         This Agreement is also for the benefit of SFSI, which is expressly made a third-party beneficiary of this Agreement and that has all the rights granted to Employer under the terms and conditions hereof.

         12.      DAMAGES

         Nothing contained herein shall be construed to prevent Employer or Employee from seeking and recovering from the other damages sustained as a result of the breach or violation of any term or provision of this Agreement. In the event that either party brings suit for the collection of any damages resulting from, or the injunction of any action constituting a breach or violation of any of the terms or provisions of this Agreement, then the party found to have caused damage to the other shall pay all reasonable court costs and attorneys' fees of the damaged party.

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         13.     DEATH OF EMPLOYEE

         In the event of Employee's death during the term of this Agreement, this Agreement shall terminate immediately and Employee's legal representative shall be entitled to receive Employee's accrued and unpaid Base Salary up to the date of Employee's death and the pro rata Formula Bonus for the year in which the death occurs, at the same time as when it would otherwise become payable hereunder.

         14.      NOTICE

         Unless otherwise specifically provided herein, notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, to the parties, at the addresses set forth opposite their name on the signature pages hereto (or such other address as any party hereto shall hereafter specify by notice in writing to the other party hereto).

         15.      SUBSIDIARIES AND AFFILIATES; ASSIGNABILITY

         All references herein to Employer shall include its current and future subsidiaries, affiliates, successors and assigns. This Agreement is assignable by Employer to any of its subsidiaries, affiliates or successors in interest in its sole discretion but assignment shall not relieve Employer of any obligation under this Agreement. This Agreement cannot be assigned by Employee.

         16.      SURVIVAL

         Except as otherwise provided in this Agreement, the provisions of Sections 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 15, 16 and 17 shall survive and remain in effect in accordance with their respective terms in the event this Agreement or any portion hereof is terminated for any reason whatsoever.

         17.      WAIVERS

         The failure or delay of a party at any time to require performance by the other of any provision of this Agreement, even if known, shall not affect the right to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by a party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such right, power or remedy under this Agreement. No notice to or demand on a party in any case, shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

         18.      REMEDIES CUMULATIVE

         No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law hi equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise hereof.

         19.      MISCELLANEOUS PROVISIONS

                  (a) Governing Law and Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Indiana. Any disputes with respect to the interpretation of this Agreement or the rights and obligations of the parties hereto shall be exclusively brought in the U.S. District Court for the Southern District of Indiana or if such Court lacks subject matter jurisdiction, in the state courts of Indiana, in Marion County. Each party waives any right to object to the jurisdiction or venue of either of such Courts or to claim that such Courts are an inconvenient forum.

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         (b)      Headings. The section headings contained herein are for
reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

         (c) Binding Effect. This Agreement shall be binding upon and shall operate for the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

         (d) Attorney's Fees. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the prevailing party shall be awarded a reasonable attorneys' fee, which shall include a reasonable attorneys' fee for any appellate proceedings, expenses, including any accounting expenses, and costs, from the other party hereto if such party was an adverse party to such litigation.

         (e) Severability. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word of any provisions of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

         (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth in the first paragraph of this Agreement above.

Address: 661 Beville Road, Suite 113            EMPLOYER:
         Daytona Beach, FL 32119
Fax No.: 386-757-5055                           By: /s/ William C. Keeler
Attn.:   William C. Keeler                          ----------------------------
                                                    William C. Keeler, CEO


Address: 5600 Nathan Way                        EMPLOYEE:
         Bloomington, IN 47408
Fax No.: 812-331-6887                           By: /s/ Charles A. Beasley
                                                    ----------------------------
                                                    Charles A. Beasley

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                                    GUARANTY

Syndicated Transportation Service Group, Inc. ("STSI"), an affiliate of Employer, in consideration of the services to be provided by Employee to Employer under the foregoing Employment Agreement, guarantees the payment obligations of Employer under the foregoing Employment Agreement.

Address: 661 Beville Road, Suite 113            SYNDICATED TRANSPORTATION
         Daytona Beach, FL 32119                SERVICE GROUP, INC.
Fax No.: 386-767-5055
Attn.: William C. Keeler                        By: /s/ William C. Keeler
                                                    ---------------------------
                                                    William C. Keeler, CEO